EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                              State of         Other Names Used
Name                        Incorporation        in Business
----                        -------------      ----------------


Community Builders, Inc.    Colorado                 None

Arizona Avenue, L.L.C.      Colorado                 None
 (50% ownership)